Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot Transportation Holding, Inc.

Jacksonville, Florida

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan, of our report dated December 11, 2019, relating to the consolidated financial statements and schedules of Patriot Transportation Holding Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019.

Savannah, Georgia

May 14, 2020